Exhibit 32(b)

TXU ENERGY COMPANY LLC

Certificate Pursuant to Section 906

of Sarbanes - Oxley Act of 2002

CERTIFICATION OF CFO

The undersigned, Kirk R. Oliver, Executive Vice President and Chief Financial Officer of TXU Energy Company LLC (the “Company”), DOES HEREBY CERTIFY that:

1.	The Company’s Annual Report on Form 10-K for the period ended December 31, 2005 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 6th day of March, 2006.

/s/ Kirk R. Oliver
Name:	Kirk R. Oliver
Title:	Executive Vice President and
Chief Financial Officer